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                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT         Exhibit 28C

                            First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1994-K
                               October 12, 1999

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1994-K Supplement dated as of August 1, 1994 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the October 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

     1.   The total amount of the distribution to Series
          1994-K Certificateholders on the Payment Date
          per $1,000 interest.                                          $85.265

     2.   The amount of the distribution set forth in
          paragraph 1 above in respect of principal on
          the Series 1994-K Certificates, per $1,000
          interest                                                      $83.333

     3.   The amount of the distribution set forth in
          paragraph 1 above in respect of interest on
          the Series 1994-K Certificates, per $1,000
          interest                                                       $1.931

B.   Information Regarding the Performance of the Trust

     1.   Collections of Receivables
     -------------------------------

     a.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date which
          were allocated in respect of the Investor
          Certificates of all Series                          $1,216,711,417.41

     b.   The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date which
          were allocated in respect of the Series 1994-K
          Certificates                                          $205,640,265.17

     c.   The amount of Collections of Receivables
          processed for the Due Period with respect to
          the current Distribution Date which were
          allocated in respect of the Series 1994-K
          Certificates, per $1,000 interest                            $411.281

     d.   The amount of Excess Finance Charge Collections
          allocated in respect of the Series 1994-K
          Certificates, if any                                            $0.00

     e.   The amount of Excess Principal Collections
          allocated in respect of the Series 1994-K
          Certificates, if any                                            $0.00

     2.   Receivables in Trust
     -------------------------

     a.   Aggregate Principal Receivables for the Due
          Period with respect to the current Distribution
          Date (which reflects the Principal Receivables
          represented by the Exchangeable Seller's
          Certificate and by the Investor Certificates of
          all Series)                                        $15,982,603,773.96
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                                                                   Series 1994-K


     b.   The amount of Principal Receivables in the
          Trust represented by the Series 1994-K
          Certificates (the "Invested Amount") for the
          Due Period with respect to the current
          Distribution Date                                     $208,333,333.31

     c.   The Invested Percentage with respect to Finance
          Charge Receivables (including Interchange) and
          Defaulted Receivables for the Series 1994-K
          Certificates for the Due Period with respect to
          the current Distribution Date                                   1.304%

     d.   The Invested Percentage with respect to
          Principal Receivables for the Series 1994-K
          Certificates for the Due Period with respect to
          the current Distribution Date                                   3.128%

     3.   Delinquent Balances
     ------------------------

          The aggregate amount of outstanding balances in
          the Accounts which were 30 or more days
          delinquent as of the end of the Due Period for
          the current Distribution Date                         $849,380,279.30

     4.   Investor Default Amount
          -----------------------

     a.   The aggregate amount of all Defaulted
          Receivables written off as uncollectible during the Due Period with respect to the current
          Distribution Date allocable to the Series
          1994-K Certificates (the "Investor Default
          Amount")

          1.   Investor Default Amount                            $1,184,051.79
          2.   Recoveries                                            $60,217.14
          3.   Net Default Receivables                            $1,123,834.65

     5.   Investor Charge-offs.
     --------------------------

     a.   The amount of the Series 1994-K Investor
          Charge-Offs per $1,000 interest after
          reimbursement of any such Series 1994-K
          Investor Charge-Offs for the Due Period with
          respect to the current Distribution Date                        $0.00

     b.   The amount attributable to Series 1994-K
          Investor Charge-Offs, if any, by which the
          principal balance of the Series 1994-K
          Certificates  exceeds the Series 1994-K
          Invested Amount as of the end of the day on
          the Record Date with respect to the current
          Distribution Date                                               $0.00

     6.   Monthly Servicing Fee
     --------------------------

     a.   The amount of the Monthly Servicing Fee payable
          from available funds by the Trust to the
          Servicer with respect to the current
          Distribution Date                                          $43,402.78

     b.   The amount of the Interchange Monthly Servicing
          Fee payable to the Servicer with respect to the
          current Distribution Date                                 $217,013.89

     7.   Available Cash Collateral Amount
     -------------------------------------

     a    The amount, if any, withdrawn from the Cash
          Collateral Account for the current Distribution
          Date (the "Withdrawal Amount")                                  $0.00
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                                                                   Series 1994-K



     b.   The amount available to be withdrawn from the
          Cash Collateral Account (the Available Cash
          Collateral Amount) as of the end of the day on
          the current Distribution Date, after giving
          effect to all withdrawals, deposits and
          payments to be made in respect of the preceding
          Due Period.                                            $30,208,333.33

     c.   The Available Cash Collateral Amount as
          computed in 7.b. as a percentage of the
          Invested Amount of the Series 1994-K
          Certificates as of such Due Period.                            14.500%


C.   The Pool Factor
--------------------

          The Pool Factor (which represents the ratio of
          the Class A Invested Amount on the last day of
          the month ending on the Record Date adjusted
          for Series 1994-K Investor Charge-Offs set
          forth in B.5.a above and for the distributions
          of principal set forth in A.2 above to the
          Series 1994-K Initial Invested Amount). The
          amount of a Series 1994-K Certificateholder's
          pro rata share of the Series 1994-K Invested
          Amount can be determined by multiplying the
          original denomination of the holder's Series
          1994-K Certificate by the Pool Factor                     33.33333333%

D.   Deficit Controlled Amortization Amount
-------------------------------------------

     1.   The Deficit Controlled Amortization Amount for
          the preceding Due Period                                        $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                              First USA Bank, N.A.
                              Servicer




                              By: /s/    TRACIE KLEIN
                                     ------------------------------
                                         TRACIE KLEIN
                              Title:     FIRST VICE PRESIDENT